EXHIBIT 10.1

                           COOPERATION AGREEMENT

                             November 21, 1997

Objective
---------

Quintek Electronics, Inc. (QEI) and a new corporation referred to as Quintek AB (QAB) (pending registration) will make a cooperation agreement with Bofors AB, Missiles Production (Bofors) in order to manufacture the Quintek 4305 unit.

QAB will be considered a separate corporate entity with its own goals, objectives, Board of Directors and executive management staff.

QEI, Bofors and QAB will work together as a team to manufacture and distribute the 4300 system on a worldwide scale. The following defines the roles of the three companies:

Bofors .......  4305 engineering, development and manufacturing
QAB .. .......  4300 exclusive distribution in the Nordic countries, 4300 dealer support in Europe, and a vehicle for QEI/Bofors transactions
QEI ........... 4300 engineering, development, distribution and dealer support in all countries except Europe.

QEI will provide QAB with manufacturing rights. QAB will in their turn subcontract the manufacturing rights to Bofors to produce the 4305 Aperture Card Plotter at their facilities in Karlskoga, Sweden. QEI will provide documentation and tooling required to facilitate production of the 4305 in a "build-to-print" fashion. Additional principals on roles and cashflow are provided in Attachment 1.

Cooperation relationships
-------------------------

Build Documentation

A full set of documentation will be provided from QEI to QAB in order to allow Bofors to establish a 4305 production capability. This documentation will include, but not necessarily be limited to:

- Mechanical Drawings
- Schematics
- Bill of Materials

- Assembly Instructions
- Vendor Listing
- Test Procedures

Technology Transfer

QEI, QAB and Bofors will provide engineering and production staff to jointly execute a 4305 Technology Transfer from QEI to Bofors. The activities associated with this effort include, but are not limited to:

- Documentation Audit and Validation
- Training in the design concepts, technologies and manufacturing "Lessons Learned".
- Formal Transfer of Design Cognizance
- Vendor Evaluation and Selection
- Line Setup
- Pilot Build (Unit and Piece Parts)
- Configuration Management and Quality Control Considerations.

QAB will reimburse QEI for expenses incurred by QEI during the transfer of technology. The scope of activities will be defined in a special agreement.

Product Enhancements

Future enhancements may be developed by QEI, QAB or Bofors. Enhancements developed by QEI will be performed at the expense of QEI and submitted to QAB which in their turn submit to Bofors for introduction into the production line. Enhancements developed by QAB or Bofors will be handled in the following way:

1) QEI will submit a proposed product enhancement to QAB and Bofors
2) QEI, Bofors and QAB will mutually agree to proceeding with the enhancement
3) QAB will seek government funding for subsidizing development of the enhancement
4) QEI and QAB will share all non-subsidized development cost as mutually agreed

Product Modernization

In some cases it may be necessary to redesign 4305 subassemblies in order to replace obsolete components (e.g. IC chips which are no longer available). Bofors will perform these tasks and expend up to $10K per year in support of modernization. Modernization efforts exceeding $10K per year will be addressed on a case by case basis. All modernization efforts will be approved by QEI, Bofors and QAB prior to expending funds.
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

Term Considerations
-------------------

Use of Trade Mark

Bofors will apply their Logos, Trademarks and Service Marks on all production units and major modules fabricated by Bofors. The Bofors marks will be placed on a tag (located on the back of the 4305 unit) which designates the manufacturing source and location. The exact wording to be agreed upon.

Product Liability

The following parties will be responsible for the associated liabilities:

Workmanship ............................... Bofors
Design .................................... QEI
Functionality ............................. QEI
Customer liability . ...................... Selling Agent

Product Certification

QEI/QAB will be responsible for all certifications required by authorities in respective countries where marketing will be performed.

Warranty

Bofors, as subcontractor, will give a [Build To Print] warranty for 12 months for workmanship and components purchased from companies other than QEI. QEI will provide a 12 month warranty on components provided to Bofors.

Retention of Rights

QEI reserves the right to access and maintain all current and future documentation used to manufacture and maintain the 4305 unit. In addition, QEI reserves the right to fabricate the complete 4305 unit until such time as QAB at Bofors has a subcontracted production line and has successfully delivered five (5) 4305 units and five (5) recommended spare kits. Thereafter, QEI reserves the right to perform final assembly of the 4305 unit, using major modules fabricated at Bofors, for sale to US Companies and the US Government as "Assembled In America" or when otherwise required.

Milestones

Program milestones will be established to coordinate all aspects of the 4300 program, including: 1) a timely transfer of technology, 2) a pilot production
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
run, 3) full scale manufacturing infrastructure, 4) production schedule, and
5) sales and marketing efforts related to launching the new 4300 system. Prime importance will be placed on matching production output with sales projections.

Cost-of-Goods

Cost-of-Goods pricing to QAB will be placed in a separate addendum to this agreement and constituting an integral part of this agreement. This addendum will be reviewed every six months starting six months from the date of this agreement.

Unit Acceptance

As an integral part of the quality control program, unit and piece-part test procedures will be mutually established for production acceptance testing.

Patent Protection

For mutual protection, QAB will obtain technology protection, equivalent to US patent protection, via the European patent office. Copies of existing 4305 patents will be provided by QEI for reference. QEI and QAB will jointly apply for patents related to 4300 technology developed by either or both companies. Rights and other details relating to patented technology will be defined in a special agreement.

Duration

The Agreement will be in effect for three (3) years. Thereafter, the agreement will be automatically renewed annually, if not terminated by either party 3 months in advance of the respective year, under the same terms and conditions, upon mutual agreement by both parties.

Unit Commitments

To start, QEI will place a block order for five (5) 4305 punch units with QAB. QAB will commit to manufacture five (5) units using piece-part components purchased from QEI/MTC (or other suppliers for parts not readily available from QEI) and in turn transfer this commitment to Bofors. QEI/QAB will take delivery on the units and pay for the units within six (6) months after receipt of order.

Thereafter, units will be ordered on an "as required" basis and delivered within 45 days after receipt of order. Upon shipment, QAB will be invoiced under NET 45 day terms.
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
QEI will have the "first right of refusal" to sell component parts to Bofors for the 4305 unit. The number of units and delivery schedule will be defined by mutual agreement between QEI, QAB and Bofors.

Support

QEI will provide or arrange all sales support (e.g. dealer motivation, dealer sales training, dealer maintenance training, system installation, operator training, documentation, system integration, software support, warranty support, extended maintenance support, etc.) in the United States and Canada. QAB will provide or arrange for all sales support in Europe with assistance from QEI.

Marketing and Sales Distribution
--------------------------------

Marketing and Sales Rights

Under this agreement with QEI, QAB shall receive exclusive rights to distribute the 4300 system in the Nordic Countries. QEI shall retain rights to distribute the 4300 system in all other countries.

Market Pricing

The units fabricated by Bofors will be marketed and sold by QEI and QAB through their distribution channels. The selling price will be established by QEI and QAB.

Trademarks

Bofors will provide QAB with the rights to identify the Bofors manufactured units and spare kits as "Bofors" made.

Honoring of Purchase Orders

All purchase orders to QAB subsequently transferred to Bofors will be placed by: 1) QEI or, 2) Users/dealers within the Nordic countries.

Signatures

This is a formal agreement to be used for planning the cooperation and establishing additional detailed agreements. The undersigned agree to the terms and conditions listed.

DATE: November 21, 1997                     PLACE: Karlskoga, Sweden
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
______________________________________________________
Gerhard Svensson
Bofors AB, Missiles Production


______________________________________________________
Christer Karstrom
Quintek AB (pending registration)


_______________________________________________________
Thomas W. Sims
Quintek Electronics, Inc.
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

                                 ATTACHMENT 1

                         ESTIMATED CASH FLOW SCENARIOS

ASSUMPTIONS
-----------

- COST OF GOODS (COG) HAS BEEN SET AT $13K (ACTUAL COG MAY VARY
  IN ACCORDANCE WITH COST OF MATERIALS AND OTHER FACTORS)

- RETAIL PRICE FOR BASIC 4305 IN USA = $45K

- RETAIL PRICE FOR BASIC 4305 IN EUROPE = $50K

- DEALER DISCOUNTS = 40% (THIS IS ONLY AN EXAMPLE, DEALER
  DISCOUNTS MAY VARY FROM 25% - 40%)


DIRECT SALE (NORDIC COUNTRIES)
------------------------------

USER >$50> QAB >$13K> BOFORS
           QAB >$5K> QEI> $3K> MTC

DEALER SALE (NORDIC COUNTRIES)
------------------------------

USER >$50> DEALER >$30> QAB >$13K> BOFORS
                        QAB >$5K> QEI >$3K> MTC

QAB SERVICE BUREAU (SPECIAL HIGH SPEED EQUIPMENT)
-------------------------------------------------

QAB >$30K> QEI >$1.8K> MTC

DEALER SALE (EUROPE)
--------------------

USER >$50K> DEALER >$30K> QEI >$15K> QAB >$13K> BOFORS
                          QEI >$1.8K> MTC

DEALER SALE (USA)
-----------------

USER >$45K> DEALER >$27K> QEI >$15K> QAB >$13K> BOFORS
                          QEI >$1.7K> MTC

DIRECT SALE (USA)
-----------------

USER >$45K> QEI >$15K> QAB >$13K> BOFORS
            QEI >$2.7K> MTC

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